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                                                                   EXHIBIT 10.16


                                  MORTGAGE DEED

        KNOW ALL MEN BY THESE PRESENTS: that AMERICAN STONE CORPORATION, a Delaware corporation, (the "Grantor") in consideration of Five Hundred Thousand Dollars ($500,000) to it paid by AMHERST QUARRY, INC., an Ohio Corporation (the "Grantee"), the receipt whereof is hereby acknowledged, does hereby grant with mortgage covenants to said Grantee and to its successors and assigns forever, the real estate, situated in the Township and Village of South Amherst, County of Lorain and State of Ohio and fully described in Exhibit "A" attached hereto and made a part hereof and all the estate, right, title and interest said Grantor has or ought to have in and to said described premises ("Premises"), together with the privileges and appurtenances to the same belonging. TO HAVE AND TO HOLD the same to the said Grantee, its successors and assigns forever, the said Grantor hereby covenanting that it is the true and lawful owner of the Premises and it is well seized of the same in fee simple, and has good right and full power to bargain, sell and convey the same in the manner aforesaid and that the Premises are clear, free and unencumbered, except as stated herein, and that it will warrant and defend the same against all claims whatsoever, except: (a) zoning ordinances and regulations; (b) real estate taxes and assessments, both general and special, which are a lien but are not yet due and payable on the date of this Mortgage Deed; if any, and (c) the matters of record set forth in Exhibit "B".

        This Mortgage Deed is given, upon the statutory condition, to secure the payment of a Promissory Note of even date herewith in the principal amount of Five Hundred Thousand Dollars ($500,000) together with additional consideration, including but not limited to, interest and Additional Payment, if any, as defined in the Promissory Note, payable on or before sixty (60) months after the date of execution of the Promissory Note (the "Note").

        "Statutory condition" is defined in Section 5302.14 of the Ohio Revised Code and provides generally that if the Grantor pays the principal, interest and Additional Payment, if any, secured by this Mortgage Deed, performs the other obligations secured hereby and pays all taxes and assessments, maintains insurance against fire and other hazards, and does not commit or suffer waste, then this mortgage shall be void, but otherwise remain in full force and effect.

        The Grantor further covenants with the Grantee as follows:

        1. Grantor will keep or cause to be kept all buildings and other insurable property now or hereafter erected or placed in or on the Premises insured against loss by fire and other hazards, casualties and contingencies, in an amount consistent with Grantee's past practices. All such insurance shall be carried in companies approved by the Grantee and shall include a provision satisfactory to Grantee making loss payable to Grantee as Grantee's interest may appear. Grantor will promptly pay when due all premiums for such insurance. Not less than ten (10) days prior to the expiration of any policy of insurance, Grantor will deliver to Grantee renewal or new policies in like amounts covering the same risks. Should any loss occur to the Premises, Grantor will promptly give notice by mail to Grantee of such loss or damage, and any proceeds payable as a result of such loss.



                                  Exhibit 10.16
                                   Page 1 of 4

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        2. This Mortgage Deed shall be in default in the event that:

           (a) the Grantor fails to pay any amounts due under the Note within ten (10) days after the due date for such payment; or

           (b) the Grantor fails to perform or observe any covenant or agreement of the Borrower hereunder or under the Note, to the extent the Grantor shall fail to cure or remedy the same within thirty (30) days after the date of receipt of written notice of such breach from the Grantee, specifying the nature of such breach in reasonable detail, provided, that, so long as the interests of the Grantee are not materially impaired by reason of any such delay, no such breach shall be deemed a "Default" for purposes hereof to the extent not fully cured or remedied within such thirty (30) day period, so long as the Grantor (i) initiates a reasonable course of action to remedy such breach within such thirty
(30) day period and (ii) continues, without material interruption, to take all action reasonably necessary to effect such cure or remedy.

        3. In addition to the debt, this Mortgage Deed shall also secure unpaid balances or advances made by Grantee, with respect to the Premises, for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Premises as provided for in Section 5301.233 of the Revised Code of Ohio.

        IN WITNESS WHEREOF, this Mortgage deed has been executed at Cleveland, Ohio, this 18th day of December 2002.

Signed, acknowledged and
delivered in the presence of :             AMERICAN STONE CORPORATION




    /s/ Robert B. Tomaro                    By:   /s/ Thomas H. Roulston
--------------------------------               ---------------------------
                                               Thomas H. Roulston II, Chairman
         Robert B. Tomaro
--------------------------------


    /s/ Darla K. Flores
--------------------------------

         Darla K. Flores
--------------------------------




                                  Exhibit 10.16
                                   Page 2 of 4

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STATE OF OHIO                       )
                                    ) SS:
COUNTY OF CUYAHOGA                  )




        BEFORE ME, a Notary Public in and for said County and State, personally appeared AMERICAN STONE CORPORATION, a Delaware corporation, in the person of THOMAS H. ROULSTON II, Chairman, who acknowledged to me that, with due authorization and as such officer, he did sign the foregoing instrument on behalf of said corporation, and that such signing was his free act and deed individually and as such officer, and the free act and deed of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio this 18th day of December, 2002.





                                                          /s/ Robert B. Tomaro
                                                     ---------------------------
                                                          NOTARY PUBLIC








This instrument prepared by:

Robert B. Tomaro, Esq.
1100 Huntington Building
925 Euclid Avenue
Cleveland, Ohio  44115
(216) 696 1100




                                  Exhibit 10.16
                                   Page 3 of 4


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                                    EXHIBIT A

                                LEGAL DESCRIPTION


            Omitted.  Will be provided to the Commission upon request.






                                  Exhibit 10.16
                                   Page 4 of 4